Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

Mr. Omri Revivo, President

Wigi4you Inc.

112 North Curry Street

Carson City NV 89703

Dear Mr. Revivo:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Wigi4you Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated July 28, 2015, as of and for the years ended June 30, 2015 and 2014. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

November 11, 2015